UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

XpresSpa Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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254 West 31st Street, 11th Floor

New York, New York 10001

[ ], 2020

To Our Stockholders:

You are cordially invited to attend the special meeting of stockholders of XpresSpa Group, Inc. to be held at 11:00 A.M. EDT on Thursday, May 28, 2020. As a result of the public health and travel risks and concerns due to COVID-19, the special meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the special meeting, vote and submit your questions during the special meeting by visiting [ ]. You will not be able to attend the special meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about XpresSpa Group, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the special meeting, we will ask stockholders to consider the following proposals:

1.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock in connection with certain warrant exchange agreements entered into in March 2020;

2.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock pursuant to that certain Fourth Amended and Restated Convertible Promissory Note, dated March 6, 2020, by and between the Company and B3D, LLC;

3.	To approve a proposed amendment to the Certificate of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock;

4.	To approve a proposed amendment to the XpresSpa Group, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a ratio of between 1-for-2 and 1-for-25;

5.	To approve an adjournment of our special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals referred to in proposals (1) through (4).

The Board of Directors recommends the approval of each of these proposals.

We hope you will be able to attend the special meeting. Whether you plan to attend the special meeting or not, it is important that you cast your vote either at the special meeting or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of XpresSpa Group, Inc. We look forward to seeing you at the special meeting.

Sincerely,

Douglas Satzman
Chief Executive Officer

254 West 31st Street, 11th Floor

New York, New York 10001

[ ], 2020

NOTICE OF 2020 SPECIAL MEETING OF STOCKHOLDERS

TIME:	11:00 A.M. EDT

DATE:	May 28, 2020

ACCESS:	The special meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the special meeting, vote and submit your questions during the meeting by visiting [ ] and]

PURPOSES:

1.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock in connection with certain warrant exchange agreements entered into in March 2020;

2.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock pursuant to that certain Fourth Amended and Restated Convertible Promissory Note, dated March 6, 2020, by and between the Company and B3D, LLC;

3.	To approve a proposed amendment to the Certificate of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock;

4.	To approve a proposed amendment to the XpresSpa Group, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a ratio of between 1-for-2 and 1-for-25;

5.	To approve an adjournment of our special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals referred to in proposals (1) through (4).

WHO MAY VOTE:

You may vote if you were the record owner of XpresSpa Group, Inc. Common Stock or Series E Preferred Stock at the close of business on March 30, 2020. A list of stockholders of record will be available at the special meeting and during the 10 days prior to the special meeting, at [ ].

All stockholders are cordially invited to attend the special meeting. Whether you plan to attend the special meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Sincerely, Douglas Satzman Chief Executive Officer

TABLE OF CONTENTS

PAGE

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9

PROPOSAL 1: TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH CERTAIN WARRANT EXCHANGE AGREEMENTS ENTERED INTO IN MARCH 2020	10

PROPOSAL 2: TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURUSANT TO THAT CERTAIN FOURTH AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE, DATED MARCH 6, 2020, BY AND BETWEEN THE COMPANY AND B3D, LLC	12

PROPOSAL 3: TO APPROVE A PROPOSED AMENDMENT TO THE CERTIFICATE OF DESIGNATION, RIGHTS AND LIMITATIONS OF OUR SERIES E CONVERTIBLE PREFERRED STOCK TO PROVIDE FOR THE VOLUNTARY ADJUSTMENT OF THE CONVERSION PRICE BY OUR BOARD OF DIRECTORS IN ITS DISCRETION, AND TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF OUR SERIES E CONVERTIBLE PREFERRED STOCK	15

PROPOSAL 4: AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK	17

PROPOSAL 5: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1 THROUGH 4.	22

CODE OF CONDUCT AND ETHICS	23

OTHER MATTERS	23

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	23

Appendix

Appendix A — Forms of Proxy Card	A-1

Appendix B – Form of Certificate of Amendment to Certificate of Designation	B-1

Appendix C — Form of Certificate of Amendment to Effect Reverse Stock Split	C-1

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PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

XPRESSPA GROUP, INC.

254 West 31st Street, 11th Floor

New York, New York 10001

PROXY STATEMENT FOR THE XPRESSPA GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2020

This proxy statement, along with the accompanying notice of special meeting of stockholders, contains information about the special meeting of stockholders of XpresSpa Group, Inc. including any adjournments or postponements of the special meeting. We are holding the special meeting at 11:00 A.M. EDT, on Thursday, May 28, 2020. As a result of the public health and travel risks and concerns due to COVID-19, the special meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the special meeting, vote and submit your questions during the special meeting by visiting [ ]. You will not be able to attend the special meeting in person.

In this proxy statement, we refer to XpresSpa Group, Inc. as “XpresSpa,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the special meeting.

On or about May [ ], 2020, we intend to begin sending this proxy statement, the attached Notice of Special Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the special meeting.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER

MEETING TO BE HELD ON MAY 28, 2020

This proxy statement, the Notice of Special Meeting of Stockholders, and our 2019 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

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IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of XpresSpa Group, Inc. is soliciting your proxy to vote at the special meeting of stockholders to be held virtually via live webcast on the internet at 11:00 A.M. EDT, on Thursday, May 28, 2020 and any adjournments of the meeting, which we refer to as the special meeting. The proxy statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the special meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Special Meeting of Stockholders, and the proxy card because you owned shares of our Common Stock, par value $0.01 per share (the “Common Stock”) on the record date. We intend to commence distribution of the proxy materials to stockholders on or about May [ ], 2020.

Why Are You Holding a Virtual Special Meeting?

Due to the public health impact of COVID-19 and to support the health and well-being of our stockholders, this special meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the special meeting so they can ask questions of our Board of Directors or management, as time permits.

What Happens if There Are Technical Difficulties during the Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual special meeting, voting at the special meeting or submitting questions at the special meeting. If you encounter any difficulties accessing the virtual special meeting during the check-in or meeting time, please call [#] (toll free) or [#] (international).

Why is the Company seeking approval for the issuance of shares of Common Stock in connection with the certain warrant exchange agreements entered into in March 2020?

On March 19, 2020, we entered into separate Warrant Exchange Agreements (the “Exchange Agreements”) with the holders of certain existing warrants (the “Exchanged Warrants”) to purchase shares of Common Stock. The Exchanged Warrants were originally issued (i) pursuant to a securities purchase agreement, dated as of May 15, 2018, and in connection with a related consent and (ii) in connection with that certain Agreement and Plan of Merger by and among the Company (formerly known as FORM Holdings Corp.), FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated October 25, 2016, as subsequently amended. Pursuant to the Exchange Agreements, on the closing date and subject to (i) the receipt of approval of our stockholders as required by the applicable rules and regulations of the Nasdaq Stock Market and (ii) our having a sufficient number of shares of Common Stock authorized for issuance in connection with the warrant exchange, the holders of Exchanged Warrants will exchange each Exchanged Warrant for a number of shares of Common Stock (the “New Shares”) equal to the product of (i) the number of shares of Common Stock underlying such Exchanged Warrants (based on a formula related to the closing price of the Common Stock at the time of the closing of the exchange as further detailed in the Exchange Agreements) and (ii) 1.5.

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of Common Stock under a financing transaction. We are seeking the approval of our stockholders pursuant to Nasdaq Listing Rule 5635(d) with respect to issuances involving our Common Stock in connection with the Exchange Agreements.

For more information, see “Proposal 1: Issuance of Shares of Common Stock in connection with Certain Exchange Agreements” contained elsewhere in this proxy statement.

Why is the Company seeking approval for the issuance of shares of Common Stock pursuant to the Fourth Amended and Restated Convertible Promissory Note?

On January 9, 2020, our wholly-owned subsidiary XpresSpa Holdings, LLC entered into a fifth amendment to its existing credit agreement with B3D, LLC (“B3D”) in order to, among other provisions, amend and restate its existing convertible promissory note (the “B3D Note”) in order to increase the principal amount owed to B3D from $7.0 million to $7.15 million, which additional $150,000 in principal and any interest accrued thereon will be convertible, at B3D’s option, into shares of our Common Stock subject to receipt of the approval of our stockholders in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market. In addition, on March 6, 2020, XpresSpa Holdings, LLC entered into a sixth amendment to its existing credit agreement with B3D in order to, among other provisions, further amend and restate the B3D Note in order to increase the principal amount owed to B3D from $7.15 million to $7.9 million, which additional $750,000 in principal and any interest accrued thereon will be convertible, at B3D’s option, into shares of our Common Stock; provided, however, that the additional $750,000 in principal and any interest accrued thereon shall neither be convertible into Common Stock nor interest payable in Common Stock prior to receipt of the approval of our stockholders in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market

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Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of Common Stock under a financing transaction. We are seeking the approval of our stockholders pursuant to Nasdaq Listing Rule 5635(d) with respect to issuances involving our Common Stock pursuant to the B3D Note.

For more information, see “Proposal 2: Issuance of Shares of Common Stock pursuant to that Certain Fourth Amended and Restated Convertible Promissory Note” contained elsewhere in this proxy statement.

Why is the Company seeking approval for a proposed amendment to the Certificate of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock?

On November 12, 2018, we filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”), which provided for the designation of 1,473,300 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”). On July 8, 2019, we filed a certificate of amendment to the Series E Certificate of Designation to (i) increase the number of authorized shares of Series E Preferred Stock to 2,397,060 and (ii) reduce the conversion price to $2.00 upon receipt of shareholder approval, which approval was received on October 2, 2019. We are requesting the approval of our stockholders to further amend the Series E Certificate of Designation to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, in order to provide the Board of Directors with greater flexibility in connection with potential future financings. In addition, the Series E Preferred Stock will mature on the seven (7) year anniversary of the initial issuance date, or November 12, 2025, and, upon maturity, all outstanding shares of Series E Preferred Stock will become payable in cash. Approving the Series E COD Amendment will enable our Board of Directors to reduce the conversion price in its discretion to entice the holders of Series E Preferred Stock to convert their shares into Common Stock, reducing the likelihood that the Company will be required to make cash payments upon maturity.

For more information, see “Proposal 3: Approval of a proposed amendment to the Certificate of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock” contained elsewhere in this proxy statement.

Why is the Company seeking approval for the reverse stock split?

On January 2, 2020, we received a notification letter from The Nasdaq Stock Market informing us that for the last 30 consecutive business days, the bid price of our Common Stock had closed below $1.00 per share, which is the minimum required closing bid price for continued listing on The Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2). This notice had no immediate effect on our Nasdaq listing; we have 180 calendar days, or until June 30, 2020, to regain compliance.  To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days. On April 17, 2020, we received notice from Nasdaq, which stated that, due to recent market conditions, effective as of April 16, 2020, Nasdaq has determined to toll the compliance period for the minimum bid price requirement through June 30, 2020. On July 1, 2020, we will receive the balance of the pending compliance period. As a result of this extension, we now have until September 14, 2020 to regain compliance with the minimum bid price requirement. If we do not regain compliance by September 14, 2020, we may be eligible for additional time to regain compliance or if we are otherwise not eligible, we may request a hearing before a Hearings Panel.

Our Board of Directors has approved the reverse stock split as a means of increasing the share price of our Common Stock to regain compliance with Listing Rule 5550(a)(2). Our Board of Directors believes that maintaining our listing on The Nasdaq Capital Market may provide a broader market for our Common Stock and facilitate the use of our Common Stock in financing and other transactions. We expect the reverse stock split to facilitate the continuation of such listing. We cannot assure you, however, that the reverse stock split will result in an increase in the per share price of our Common Stock, or if it does, how long the increase would be sustained, if at all. Although the reverse stock split is designed to raise the stock price, there is no guarantee that the share price will rise proportionately to the reverse stock split, so the end result could be a loss of value.

For more information, see “Proposal 4: Reverse Stock Split” contained elsewhere in this proxy statement.

Who Can Vote?

Only stockholders who owned our Common Stock or Series E Preferred Stock at the close of business on March 30, 2020 are entitled to vote at the special meeting. On this record date, there were 53,304,401 shares of our Common Stock outstanding and entitled to vote and 987,988 shares of our Series E Preferred Stock outstanding and entitled to vote. On an as-converted basis, holders of our Series E Preferred Stock are entitled to an aggregate of 1,531,381 votes. Our Common Stock and our Series E Preferred Stock are our only classes of voting stock.

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You do not need to attend the special meeting to vote your shares. Shares represented by valid proxies, received in time for the special meeting and not revoked prior to the special meeting, will be voted at the special meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Common Stock that you own entitles you to one vote. Each share of our Series E Preferred Stock that you own entitles you to the number of votes equal to the number of shares of Common Stock into which your shares of Series E Preferred Stock could have been converted on the record date. This number is obtained by dividing the stated value of your Series E Preferred Stock ($3.10) by the conversion price in effect on the record date ($2.00). With respect to proposals 1 through 5, our Common Stock and Series E Preferred Stock vote together as a single class.

How Do I Vote?

Whether you plan to attend the special meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the special meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates registered in your name, you may vote:

•	By the Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	At the meeting. If you attend the virtual special meeting, you may [ ].

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 27, 2020.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you plan to vote your shares at the special meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the special meeting in order to vote. [ ]

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Common Stock in connection with certain exchange agreements;

•	“FOR” the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Common Stock pursuant to that certain Fourth Amended and Restated Convertible Promissory Note;

•	“FOR” the proposed amendment to the Certificate of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock;

•	“FOR” the approval of the amendment to the XpresSpa Group, Inc. Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a ratio of between 1-for-2 and 1-for-25; and

•	“FOR” adjournment of our special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals referred to above.

If any other matter is presented at the special meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the special meeting, other than those discussed in this proxy statement.

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May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the special meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by the Internet or telephone as instructed above;

•	by notifying the Corporate Secretary of XpresSpa Group, Inc. in writing before the special meeting that you have revoked your proxy; or

•	by attending the special meeting virtually. Attending the special meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the special meeting that it be revoked.

Your most current vote, whether by the Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares does not have the authority to vote your unvoted shares on Proposals 1, 2 and 3. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the special meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Issuance of Shares of Common Stock in connection with Certain Exchange Agreements	The affirmative vote of the holders of a majority of the total votes cast at the virtual special meeting or by proxy at the special meeting is required to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock as described in Proposal 1. Abstentions have no effect on this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Issuance of Shares of Common Stock pursuant to that Certain Fourth Amended and Restated Convertible Promissory Note	The affirmative vote of the holders of a majority of the total votes cast at the virtual special meeting or by proxy at the special meeting is required to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock as described in Proposal 2. Abstentions have no effect on this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Amendment to the Certificate of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock	The affirmative vote of a majority of the holders of our Common Stock and Series E Preferred Stock voting on an as-converted basis having voting power outstanding on the Record Date is required to approve the amendment to the Certificate of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

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Proposal 4: Reverse Stock Split	The affirmative vote of the holders of a majority of the shares of our Common Stock and Series E Preferred Stock voting on an as-converted basis having voting power outstanding on the record date is required to approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote against such proposal.

Proposal 5: Approve an Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies if there are not Sufficient Votes in Favor of Proposals 1 through 4.	Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series E Preferred Stock voting on an as-converted basis present and entitled to vote on the matter either in person or by proxy at the special meeting. A “broker non-vote” or a failure to submit a proxy or vote at the special meeting will have no effect on the outcome of the vote for this Proposal 5. For purposes of the vote on this Proposal 5, an abstention will have the same effect as a vote “AGAINST” such proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Broadridge Financial Solutions, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the special meeting, and we will publish preliminary, or final results, if available, in a Current Report on Form 8-K within four business days of the special meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged The Proxy Advisory Group, LLC®, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $27,500 in the aggregate.

What Constitutes a Quorum for the Special Meeting?

The presence, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our Common Stock and Series E Preferred Stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Votes of stockholders of record who are present at the special meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Special Meeting

The special meeting will be held at 11:00 A.M. EDT, on Thursday, May 28, 2020. The special meeting will be held in a virtual meeting format only. To attend the virtual special meeting, go to [ ] shortly before the meeting time, and follow the instructions for downloading the Webcast. You need not attend the special meeting in order to vote.

Householding of Special Disclosure Documents

SEC rules concerning the delivery of special disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family.

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This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

•	If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact XpresSpa Group’s Corporate Secretary at XpresSpa Group, Inc., 254 West 31st Street, 11th Floor, New York, New York, 10001.

•	If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•	If your shares are registered in your own name, please contact American Stock Transfer & Trust Company, LLC and inform them of your request by calling them at 718-921-8200.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www.proxyvote.com and following the instructions provided.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock and Series E Preferred Stock, as of April 24, 2020 for (a) each stockholder known by us to own beneficially more than 5% of Common Stock or Series E Preferred Stock, (b) each of our named executive officers, (c) each of our directors and director nominees, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock and Series E Preferred Stock that may be acquired by an individual or group within 60 days of April 24, 2020, pursuant to the conversion of preferred stock into Common Stock, the exercise of options or warrants or the vesting of restricted stock units, as applicable, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but not for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock and/or Series E Preferred Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on (i) 108,018,065 shares of Common Stock and (ii) 987,988 shares of Series E Preferred Stock convertible into 1,531,381 shares of Common Stock as of April 24, 2020. All beneficial ownership information reflects the Company’s 1-for-20 reverse stock split that was effected on February 22, 2019.

	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Underlying Series E Preferred Beneficially Owned	Percent of Shares of Common Stock Underlying Series E Preferred Beneficially Owned
Five percent or more beneficial owners:
B3D, LLC (2)	5,390,101	4.99%	1,531,381	100%
Alpha Capital Anstalt (3)	5,390,101	4.99%	—	—

Directors and named executive officers:
Douglas Satzman (4)	137,500	*	—	—
Edward Jankowski	16,281	*	—	—
Bruce T. Bernstein (5)	69,459	*	—	—
Donald E. Stout (6)	60,375	*	—	—
Robert Weinstein (7)	46,250	*	—	—
Michael Lebowitz (8)	37,500	*	—	—
All current directors and officers as a group (five individuals)(9):	351,084	*	—	—

*	Less than 1%

1)	Unless otherwise indicated, the business address of the individuals is c/o XpresSpa Group, Inc., 254 West 31st Street, 11th Floor, New York, NY 10001.

(2)	Includes 10,000,000 shares of Common Stock issuable upon conversion of the B3D Note, 6,285,715 shares of Common Stock issuable pursuant to that certain 5.00% unsecured convertible note due 2022, 4,127,383 shares of Common Stock issuable upon the exercise of warrants, and 1,531,381 shares of Common Stock underlying the Series E Preferred Stock, which are exercisable within 60 days of April 24, 2020. The shares included in the table report the number of shares that would be issuable after giving effect to the 4.99% beneficial ownership blocker included in the notes and warrants. The percentage included in the table also gives effect to the 4.99% beneficial ownership blocker included in the notes and warrants.

(3)	Includes 102,036 shares of Common Stock and 9,763,922 shares of Common Stock issuable upon exercise of warrants. The shares included in the table report the number of shares that would be issuable after giving effect to the 4.99% beneficial ownership blocker included in the warrants.

(4)	The number of shares of Common Stock beneficially owned includes options to purchase 137,500 shares of Common Stock, which are exercisable within 60 days of April 24, 2020.

(5)	The number of shares of Common Stock beneficially owned includes 3,709 shares of Common Stock and options to purchase 65,750 shares of Common Stock, which are exercisable within 60 of April 24, 2020.

(6)	The number of shares of Common Stock beneficially owned includes options to purchase 60,375 shares of Common Stock, which are exercisable within 60 days of April 24, 2020.

(7)	The number of shares of Common Stock beneficially owned includes options to purchase 46,250 shares of Common Stock, which are exercisable within 60 days of April 24, 2020.

(8)	The number of shares of Common Stock beneficially owned includes options to purchase 37,500 shares of Common Stock, which are exercisable within 60 days of April 24, 2020.

(9)	See footnotes (4) - (8).

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PROPOSAL 1: TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE

ISSUANCE OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH CERTAIN WARRANT EXCHANGE AGREEMENTS.

(Notice Item 1)

Background and Description of Proposal

On March 19, 2020, we entered into separate Warrant Exchange Agreements (the “Exchange Agreements”) with the holders of certain existing warrants (the “Exchanged Warrants”) to purchase shares of Common Stock. The Exchanged Warrants were originally issued (i) pursuant to a securities purchase agreement, dated as of May 15, 2018, and in connection with a related consent and (ii) in connection with that certain Agreement and Plan of Merger by and among the Company (formerly known as FORM Holdings Corp.), FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated October 25, 2016, as subsequently amended. Pursuant to the Exchange Agreements, on the closing date and subject to (i) the receipt of approval of the Company’s stockholders as required by the applicable rules and regulations of the Nasdaq Stock Market and (ii) our having a sufficient number of shares of Common Stock authorized for issuance in connection with the warrant exchange, the holders of Exchanged Warrants will exchange each Exchanged Warrant for a number of shares of Common Stock (the “New Shares”) equal to the product of (i) the number of shares of Common Stock underlying such Exchanged Warrants (based on a formula related to the closing price of the Common Stock at the time of the closing of the exchange as further detailed in the Exchange Agreement) and (ii) 1.5. To the extent any holder of Exchanged Warrants would otherwise beneficially own in excess of any beneficial ownership limitation applicable to such holder after giving effect to the warrant exchange, that holder’s Exchanged Warrants shall be exchanged for a number of New Shares issuable to the holder without violating the applicable beneficial ownership limitation and the remainder of the holder’s Exchanged Warrants shall automatically convert into pre-funded warrants to purchase the number of shares of Common Stock equal to the number of shares of Common Stock in excess of the applicable beneficial ownership limitation.

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of Common Stock under a financing transaction. We are seeking the approval of our stockholders pursuant to Nasdaq Listing Rule 5635(d) with respect to the issuance of our Common Stock in connection with the Exchange Agreements.

Reasons for the Warrant Exchange

We believe that the issuance of our Common Stock in connection with the Exchange Agreements is necessary to simplify the Company’s capital structure. In addition, the Exchanged Warrants contain full-ratchet anti-dilution price protection provisions, which, subject to limited exceptions, would reduce the exercise price of the Exchanged Warrants (and increase the number of shares issuable) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a price per share lower than the exercise price then in effect, to such lower price. By conducting the warrant exchange and reducing the number of outstanding warrants that feature full-ratchet anti-dilution price protection, our Board of Directors believes that we may be better positioned to conduct potential future financings on more favorable terms, as the Company would not have to consider the potential dilutive effects of triggering the anti-dilution price provisions in the Exchanged Warrants once they are exchanged for shares of Common Stock.

Effect of Issuance of Securities

The potential issuance of shares of Common Stock in connection with the Exchange Agreements that are the subject of this Proposal 1 would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership. Because the holders of Exchanged Warrants will exchange each Exchanged Warrant for a number of New Shares to be determined, in part, based on the closing price of the Common Stock at the time of the closing of the warrant exchange, the exact magnitude of the dilutive effective cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Interests of Related Parties

Certain of our affiliates have interests in this proposal that may be different from, or in addition to, the interests of our shareholders generally. Mistral Spa Holdings, LLC, a Delaware limited liability company (“Mistral”), is party to an Exchange Agreement. Mistral is an investment entity indirectly controlled by our former director, Mr. Andrew Heyer, through Mistral Equity Partners, LP, Mistral Equity Partners QP, LP and MEP Co-Invest, LLC. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Exchange Agreements and the transactions contemplated thereby and in approving this proposal and declaring it advisable.

Proposal to Approve Issuance of Common Stock in connection with Exchange Agreements

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of Common Stock in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the lesser of  (x) the closing price of our Common Stock immediately preceding execution of the binding agreements and (y) the average closing price of our Common Stock for the five trading days immediately preceding execution of the binding agreements, which equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the lesser of  (x) the closing price of our Common Stock immediately preceding execution of the binding agreements and (y) the average closing price of our Common Stock for the five trading days immediately preceding execution of the binding agreements. We are seeking the approval of our stockholders pursuant to Nasdaq Listing Rule 5635(d) with respect to issuances involving our Common Stock in connection with the Exchange Agreements.

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We cannot predict the market price of our Common Stock at any future date, and therefore cannot predict the number of New Shares to be issued in connection with the warrant exchange. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of Common Stock to the holders of the Exchanged Warrants. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to such holders under the terms of the Exchange Agreements.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

The issuance of securities in connection with the Exchange Agreements may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued to holders in connection with the Exchange Agreements could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Exchange Agreements may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving this Proposal

After careful consideration, our Board of Directors believes that the warrant exchange provides the best opportunity for us to simplify our capital structure and position ourselves to conduct potential future financings on more favorable terms. If our stockholders do not approve this proposal, we will not be able to exchange the Exchanged Warrants for the New Shares pursuant to the terms of the Exchange Agreements. In addition, if this Proposal 1 is not approved by our stockholders prior to June 17, 2020, we will prohibited from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of our Common Stock or Common Stock equivalents until we receive such stockholder approval.

Pursuant to the terms of the Exchange Agreements, the closing of the warrant exchange is conditioned on the approval of this proposal and our having a sufficient number of shares of Common Stock authorized for issuance in connection therewith.

Vote Required and Board of Directors’ Recommendation

Nasdaq Listing Rule 5635(d) generally require us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of Common Stock in connection with a transaction other than a public offering.

The approval of Proposal 1 requires the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE EXCHANGE AGREEMENTS, IN SATISFACTION OF THE NASDAQ LISTING RULES, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 2: TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE

ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO THAT FOURTH AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE, DATED MARCH 6, 2020, BY AND BETWEEN THE COMPANY AND B3D, LLC.

(Notice Item 2)

Background and Description of Proposal

On January 9, 2020, our wholly-owned subsidiary XpresSpa Holdings, LLC entered into a fifth amendment to its existing credit agreement with B3D, LLC (“B3D”) in order to, among other provisions, (i) amend and restate its existing convertible promissory note (the “B3D Note”) in order to increase the principal amount owed to B3D from $7.0 million to $7.15 million, which additional $150,000 in principal and any interest accrued thereon will be convertible, at B3D’s option, into shares of the Company’s Common Stock subject to receipt of the approval of our stockholders in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market and (ii) provide for the advance payment of 291,669 shares of Common Stock in satisfaction of the interest payable pursuant to the B3D Note for the months of October, November and December 2020 in shares of Common Stock. In addition, on March 6, 2020, XpresSpa Holdings, LLC entered into a sixth amendment to its existing credit agreement with B3D in order to, among other provisions, (i) further amend and restate the B3D Note in order to increase the principal amount owed to B3D from $7.15 million to $7.9 million, which additional $750,000 in principal and any interest accrued thereon will be convertible, at B3D’s option, into shares of our Common Stock; provided, however, that the additional $750,000 in principal and any interest accrued thereon shall neither be convertible into Common Stock nor interest payable in Common Stock prior to receipt of the approval of our stockholders in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market and (ii) decrease the conversion rate under the B3D Note from $2.00 per share to $0.56 per share, pursuant to the authority of our Board of Directors to voluntarily reduce the conversion rate in its discretion, which was previously approved by our stockholders on October 2, 2019. In connection with the credit agreement amendment and B3D Note, B3D agreed to consent to the entry by certain of our subsidiaries into an accounts receivable advance agreement with CC Funding, a division of Credit Cash, NJ LLC, providing for the advance of $1,000,000 to XpresSpa Holdings, LLC, and to provide us with $500,000 in additional funding and to submit conversion notices to convert (i) an aggregate of $375,000 in principal to Common Stock on March 6, 2020 and (ii) an additional aggregate of $375,000 in principal to Common Stock on or prior to March 27, 2020.

On October 2, 2019, we obtained the approval of our stockholders of the conversion of the initial $7.0 million in principal pursuant to B3D Note into Common Stock and the payment by us of principal, interest and/or other amounts payable thereon in shares of Common Stock, as well as the inclusion of anti-dilution price protection and the provision allowing for voluntary reduction of the conversion price by our Board of Directors at any time in its discretion. In connection with the January 2020 and March 2020 amendments to the B3D Note, we agreed to seek approval of our stockholders of the conversion of the aggregate $0.9 million in increased principal pursuant to the B3D Note into Common Stock and the payment by us of principal, interest and/or other amounts payable thereon in shares of Common Stock. Our Board of Directors recommends that such proposal be approved.

Reasons for the Financing

Need for Additional Funds

As of December 31, 2019, we had cash, cash equivalents and marketable securities of approximately $2.2 million. In each of January 2020 and March 2020, our Board of Directors determined that it was necessary to raise additional funds to support our continuing operations and to provide working capital for general corporate purposes. Our Board of Directors agreed that approaching our existing investor B3D and increasing the principal amount pursuant to the B3D Note was in the best interest of us and our stockholders.

Fourth Amended and Restated B3D Note

Following receipt of shareholder approval, all amounts due under the B3D Note, including the additional aggregate $0.9 million in principal resulting from the January 2020 and March 2020 amendments to the B3D Note, will be convertible at any time, in whole or in part, at the option of B3D into shares of our Common Stock at a conversion price which is subject to adjustment as described below. If B3D elects to convert all or any portion of the B3D Note prior to the maturity date, all accrued and unpaid interest on the principal amount being converted will also be converted at the conversion price. Subject to approval by our stockholders, the B3D Note will be convertible into shares of Common Stock at a conversion price currently equal to $0.175 per share of Common Stock. The conversion price is subject to adjustment for stock splits, combinations or similar events.

The conversion of the principal, interest and any other amounts payable pursuant to the B3D Note will result in the issuance of additional shares of Common Stock. In addition, the B3D Note is subject to (i) anti-dilution protection in the event we issue additional Common Stock, options or Common Stock equivalents at a price per share less than the conversion price in effect, except in the case of issuances of certain excluded securities and (ii) voluntary reduction of the conversion price by the Board of Directors at any time in its discretion. If we issue Common Stock, options or Common Stock equivalents at a price less than the conversion price of the B3D Note, subject to certain customary exceptions, or if our Board of Directors elects to reduce the conversion price in its discretion, the conversion price of the B3D Note will be reduced to that lower price. Therefore, the anti-dilution provision and voluntary adjustment provision in the B3D Note may result in the downward adjustment of the conversion price of the B3D Note and result in a greater number of shares being issued pursuant to the B3D Note. This conversion of the additional aggregate $0.9 million in principal resulting from the January 2020 and March 2020 amendments to the B3D Note into shares of Common Stock will not be effective until stockholder approval is obtained. If we obtain stockholder approval of this Proposal 2, we may make payments of principal, interest and any other amounts payable pursuant to the B3D Note with respect to the additional aggregate $0.9 million in principal resulting from the January 2020 and March 2020 amendments to the B3D Note in shares of Common Stock.

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Effect of Issuance of Securities

The potential issuance of  an additional 5,142,857 shares of Common Stock issuable in connection with the aggregate $0.9 million principal increase pursuant to B3D Note, plus the potential issuance of additional shares of Common Stock that may be issued as payment of interest on approximately $81,000 of interest paid shares issued at the prevailing VWAP at the interest payment dates, thereon that is the subject of this Proposal 2, would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that B3D converts the B3D Note into shares of Common Stock, or additional shares of Common Stock are issued as payment of principal or interest on the B3D Note. This assumes a conversion price equal to $0.175 per share, but because of potential adjustments to the number of shares of Common Stock issuable in connection with the B3D Note due to anti-dilution price protection, these numbers could increase in the event that we complete a dilutive financing.

Proposal to Approve B3D Transaction

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of Common Stock in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the lesser of  (x) the closing price of our Common Stock immediately preceding execution of the binding agreements and (y) the average closing price of our Common Stock for the five trading days immediately preceding execution of the binding agreements, which equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the lesser of  (x) the closing price of our Common Stock immediately preceding execution of the binding agreements and (y) the average closing price of our Common Stock for the five trading days immediately preceding execution of the binding agreements. We are seeking the approval of our stockholders pursuant to Nasdaq Listing Rule 5635(d) with respect to issuances of our Common Stock pursuant to that certain Fourth Amended and Restated Convertible Promissory Note.

While we may elect to pay interest on the B3D Note in shares of Common Stock at our discretion, we generally have no control over whether B3D elects to convert the B3D Note. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of shares that may be issued pursuant to the B3D Note. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of Common Stock to B3D pursuant to the B3D Note. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to B3D pursuant to the terms of the B3D Note.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the B3D Note, if any, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued to B3D pursuant to the B3D Note could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the B3D Note may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving this Proposal

After extensive efforts to raise capital on more favorable terms, we believed that the aggregate increase of $0.9 million in principal pursuant to the B3D Note was the only viable financing alternative available to us at the time. If our stockholders do not approve this proposal, we will not be able to issue more than 20% of our outstanding shares of Common Stock to B3D in connection with the B3D Note, or permit the conversion of such $0.9 million in principal into shares of Common Stock (or make interest payments thereon in shares of Common Stock). As a result, we may be unable to make some of the payments due under the B3D Note in shares of our Common Stock or issue sufficient shares upon conversion of the B3D Note which will, in lieu of those shares, require that we pay substantial cash amounts to B3D. We do not anticipate having sufficient funds to make any substantial cash payments to B3D.

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The Third Amended and Restated Convertible Promissory Note and Fifth Amendment to Credit Agreement were filed with the Securities and Exchange Commission (“SEC”) in connection with our Current Report on Form 8-K filed on January 14, 2020. The Fourth Amended and Restated Convertible Promissory Note and Sixth Amendment to Credit Agreement were filed with the SEC in connection with our Current Report on Form 8-K filed on March 6, 2020.

Vote Required and Board of Directors’ Recommendation

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing more than 20% of our outstanding shares of Common Stock in connection with a transaction other than a public offering.

The approval of Proposal 2 requires the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO THE FOURTH AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE IN SATISFACTION OF THE NASDAQ LISTING RULES, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 3: To approve a proposed amendment to the Certificate of Designation,

Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to

provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock

(Notice Item 3)

Background and Description of Proposal

On November 12, 2018, we filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”), which provided for the designation of 1,473,300 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”). On July 8, 2019, we filed a certificate of amendment to the Series E Certificate of Designation to (i) increase the number of authorized shares of Series E Preferred Stock to 2,397,060 and (ii) reduce the conversion price to $2.00 upon receipt of shareholder approval, which approval was received on October 2, 2019. We are requesting the approval of our stockholders to further amend the Series E Certificate of Designation to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, in order to provide the Board of Directors with greater flexibility in connection with potential future financings. The full text of the proposed amendment to the Series E Certificate of Designation (the “Series E COD Amendment”) is attached to this proxy statement as Appendix B.

Reasons for the Series E COD Amendment

Need for Additional Funds

As of December 31, 2019, we had cash and cash equivalents of approximately $2.2 million.  Our Board of Directors has determined that it may be necessary to raise additional funds to support our continuing operations and to provide working capital for general corporate purposes. Approving the Series E COD Amendment to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion may provide the Board of Directors with greater flexibility in connection with potential future financings. In addition, the Series E Preferred Stock will mature on the seven (7) year anniversary of the initial issuance date, or November 12, 2025, and, upon maturity, all outstanding shares of Series E Preferred Stock will become payable in cash. Approving the Series E COD Amendment will enable our Board of Directors to reduce the conversion price in its discretion to entice the holders of Series E Preferred Stock to convert their shares into Common Stock, reducing the likelihood that the Company will be required to make cash payments upon maturity.

Effect of Issuance of Securities

The potential issuance of additional shares of Common Stock underlying the Series E Preferred Stock at a conversion price below $2.00 per share pursuant to the Series E COD Amendment would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership upon the voluntary adjustment by our Board of Directors of the conversion price and subsequent conversion of the Series E Preferred Stock into Common Stock. Because the Board of Directors may adjust the conversion price to an amount to be determined at a future date, the exact magnitude of the dilutive effect cannot be conclusively determined at this time. However, the dilutive effect may be material to our current stockholders.

Proposal to Approve Issuance of Common Stock in connection with the Series E COD Amendment

Nasdaq Listing Rule 5635(d) generally requires us to obtain the approval of our stockholders prior to issuing more than 20% of our outstanding shares of Common Stock in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the lesser of  (x) the closing price of our Common Stock immediately preceding execution of the binding agreements and (y) the average closing price of our Common Stock for the five trading days immediately preceding execution of the binding agreements, which equals 20% or more of Common Stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the lesser of  (x) the closing price of our Common Stock immediately preceding execution of the binding agreements and (y) the average closing price of our Common Stock for the five trading days immediately preceding execution of the binding agreements. We are seeking the approval from our stockholders pursuant to Nasdaq Listing Rule 5635(d) with respect to issuances of the Common Stock underlying the Series E Preferred Stock in connection with the proposed voluntary adjustment provision.

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We cannot predict the amount to which the Board may adjust the conversion price of the Series E Preferred Stock pursuant to this proposal, and therefore cannot predict the number of shares of Common Stock that may be issued in connection with this proposal. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of Common Stock. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to holders of our Series E Preferred Stock in connection with a voluntary adjustment of the conversion price by the Board of Directors.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

The issuance of securities in connection with the Series E COD Amendment may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued to holders in connection with the Series E COD Amendment could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Series E COD Amendment may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving this Proposal

After careful consideration, our Board of Directors believes that the Series E COD Amendment provides the best opportunity for us to position ourselves to conduct potential future financings on more favorable terms and reduce the likelihood that the Company will be required to make cash payments upon maturity. If our stockholders do not approve this proposal, the Board of Directors will not be permitted to adjust the conversion price of the Series E Preferred Stock in its discretion.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of our Common Stock and Series E Preferred Stock voting on an as-converted basis having voting power outstanding on the Record Date is required to approve the proposed amendment to the Certificate of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, and to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock upon the conversion of our Series E Convertible Preferred Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE of Designation, Preferences, Rights and Limitations of our Series E Convertible Preferred Stock to provide for the voluntary adjustment of the conversion price by our Board of Directors in its discretion, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 4: REVERSE STOCK SPLIT

(Notice Item 4)

General

At the special meeting of stockholders, our stockholders are being asked to approve the proposal that our Amended and Restated Certificate of Incorporation, as amended (the “Charter”) be amended to effect a reverse stock split of the issued and outstanding shares of Common Stock (such split to combine a number of outstanding shares of our Common Stock between 1-for-2 and 1-for-25, such number consisting of only whole shares, into one (1) share of Common Stock). The full text of the proposed amendment to our Charter is attached to this proxy statement as Appendix C. If approved by the stockholders, the reverse stock split would become effective at a time, and at a ratio, to be designated by the Board of Directors. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board of Directors’ decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock and the continued listing requirements of The Nasdaq Capital Market. Even if the stockholders approve the reverse stock split, we reserve the right not to effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of us and our stockholders to effect the reverse stock split. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of us and our stockholders, will be effected, if at all, at a time that is not later than October 27, 2021.

The proposed amendment to our Charter to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of Common Stock or preferred stock, or the par value of Common Stock or preferred stock. As of the date of this proxy statement, we do not have any current arrangements or understandings relating to the issuance of any additional shares of Common Stock following the reverse stock split.

Purpose

The Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•	the Board of Directors believes that effecting the reverse stock split may be an effective means of maintaining compliance with the bid price requirement for continued listing of our Common Stock on The Nasdaq Capital Market; and

•	the Board of Directors believes that a higher stock price may help generate investor interest in us, including interest among institutional investors.

If the reverse stock split successfully increases the per share price of our Common Stock and facilitates the continued listing of our Common Stock on The Nasdaq Capital Market, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings, enhance our ability to transact with our securities and increase the appetite of third parties with whom we may be negotiating for purposes of evaluating potential strategic alternatives.

Nasdaq Requirements for Continued Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “XSPA.” One of the requirements for continued listing on The Nasdaq Capital Market is maintenance of a minimum closing bid price of $1.00. On April 24, 2020, the closing market price per share of our Common Stock was $0.52, as reported by the Nasdaq Capital Market.

On January 2, 2020, we received a letter from Nasdaq indicating that for the last 30 consecutive business days, the bid price of our Common Stock closed below the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a grace period of 180 calendar days, or until June 30, 2020, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days. On April 17, 2020, we received notice from Nasdaq, which stated that, due to recent market conditions, effective as of April 16, 2020, Nasdaq has determined to toll the compliance period for the minimum bid price requirement through June 30, 2020. On July 1, 2020, we will receive the balance of the pending compliance period. As a result of this extension, we now have until September 14, 2020 to regain compliance with the minimum bid price requirement. If we do not regain compliance by September 14, 2020, we may be eligible for additional time to regain compliance or if we are otherwise not eligible, we may request a hearing before a Hearings Panel.

Our plan to regain compliance with the Nasdaq Listing Rules includes effecting the reverse stock split for which we are seeking stockholder approval in this Proposal 4. We cannot assure you that our share price will comply with the requirements for continued listing of our common shares on the Nasdaq Capital Market in the future or that we will comply with the other continued listing requirements. If our Common Stock loses its status on the Nasdaq Capital Market, our Common Stock would likely trade in the over-the-counter market.

If our shares were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our Common Stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock.

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Such delisting from The Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

In light of the factors mentioned above, our Board of Directors approved the reverse stock split as a potential means of increasing the share price of our Common Stock to above $1.00 per share and of maintaining the share price of our common stock above $1.00 per share in compliance with Nasdaq requirements.

Potential Increased Investor Interest

In approving the proposal authorizing the reverse stock split, the Board of Directors considered that our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our Common Stock.

We cannot predict whether the reverse stock split will increase the market price for our Common Stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	our ability to conduct future financings will be enhanced; and

•	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq Capital Market.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend the existing provision of Article Fourth of our Amended and Restated Certificate of Incorporation by adding the following paragraphs:

“(3) Upon effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each [    ] shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the reclassification shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of our Common Stock multiplied by the closing trading price of our Common Stock on the trading day immediately following the effective date of the reverse stock split. Notwithstanding the foregoing, the Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the reverse stock split or cash in lieu of fractional shares, if any, unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

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(4) Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a cash payment in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a cash payment in lieu of a fractional share of Common Stock).”

The reverse stock split will be effected simultaneously for all issued and outstanding shares of Common Stock and the exchange ratio will be the same for all issued and outstanding shares of Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that cash payments are made in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. Following the reverse stock split, our Common Stock will continue to be listed on the Nasdaq Capital Market, under the symbol “XSPA,” although it would receive a new CUSIP number.

By approving this amendment, stockholders will approve the combination of any whole number of shares of Common Stock between and including two (2) and twenty-five (25) and into one (1) share. The certificate of amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors will not implement any amendment providing for a different split ratio.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the certificate of amendment is approved by our stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board of Directors will determine the ratio of the reverse stock split to be implemented. We will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split, if at all, until a time that is not later than April 24, 2021, without re-soliciting stockholder approval. The reverse stock split will become effective on the date of filing of the certificate of amendment with the Secretary of State of the State of Delaware. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Book-Entry Shares

If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form.

Certificated Shares

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record on the effective date of the split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will in lieu of a fractional share, be entitled upon surrender to the exchange agent of certificates representing such pre-split shares, if any, to receive payment in cash in lieu of any such resulting fractional shares of Common Stock as the post-reverse split amounts of Common Stock will be rounded down to the nearest full share. Such cash payment in lieu of a fractional share of Common Stock will be calculated by multiplying such fractional interest in one share of Common Stock by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split, and rounded to the nearest cent. No fractional shares will be issued in connection with the reverse stock split.

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Accounting Matters

The reverse stock split will not affect the Common Stock capital account on our balance sheet. However, because the par value of our Common Stock will remain unchanged on the effective date of the split, the components that make up the Common Stock capital account will change by offsetting amounts. Based on the number of shares of Common Stock outstanding on April 24, 2020 and depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between $43,207.23 and $540,090.33, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Effect on Par Value

The proposed amendment to our Charter will not affect the par value of our Common Stock, which will remain at $0.01 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the reverse stock split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States federal income tax consequences to “U.S. holders” (as defined below) of our capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge. The following discussion is for information purposes only and is not intended as tax or legal advice.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our capital stock that is for United States federal income tax purposes:

(i)       an individual citizen or resident of the United States;

(ii)       a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state or the District of Columbia;

(iii)       an estate with income subject to United States federal income tax regardless of its source; or

(iv)       a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

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This discussion assumes that a U.S. holder holds our capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under United States federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or stockholders holding their shares of our capital stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion does not address other United States federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a stockholder, the tax treatment of a partner in the partnership or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split should qualify as a “recapitalization” under Section 368(a)(1)(E) of the Code. Accordingly:

•	A U.S. holder’s aggregate tax basis in his, her or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor.

•	A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the reverse stock split. Holders of shares of our Common Stock who acquired their shares on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares among their post-reverse stock split shares.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Certificate of Amendment and to abandon any reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the special meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board of Directors to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of our Common Stock and Series E Preferred Stock voting on an as-converted basis having voting power outstanding on the Record Date is required to approve the amendment to our Charter to effect a reverse stock split of our Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO AUTHORIZE THE BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN 1-FOR-2 AND 1-FOR-25, SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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PROPOSAL 5: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT

ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1 THROUGH 4

(Notice Item 5)

We are asking our stockholders to vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 4.

Vote Required and Board of Directors’ Recommendation

Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Proposals 1 through 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series E Preferred Stock voting on an as-converted basis present and entitled to vote on the matter either in person or by proxy at the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1 THROUGH 4.

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CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our CEO and chief financial and accounting officers. The text of the code of conduct and ethics is posted on the “Investors — Corporate Governance” section of our website at www.xpresspagroup.com, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 254 West 31st Street, 11th Floor, New York, New York 10001. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors and/or principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the special meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2020 annual meeting of stockholders, we must have received stockholder proposals (other than for director nominations) no later than April 11, 2020, which is 120 days prior to the date that is one year from the mailing date of the proxy statement in connection with the 2019 annual stockholder meeting. To be considered for presentation at the 2020 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than May 26, 2020, which is 75 days prior to the date that is one year from the mailing date of the proxy statement in connection with the 2019 annual stockholder meeting and no later than June 25, 2020, which is 45 days prior to the date that is one year from the mailing date of the proxy statement in connection with the 2019 annual stockholder meeting. Proposals that are not received in a timely manner will not be voted on at the 2020 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary at 254 West 31st Street, 11th Floor, New York, New York 10001.

New York, New York

[ ], 2020

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APPENDIX A

FORMS OF PROXY CARD

A-1

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS

AND LIMITATIONS OF SERIES E CONVERTIBLE PREFERRED STOCK

This Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (this “Amendment”) is dated as of [ ].

WHEREAS, the board of directors (“Board of Directors”) of XpresSpa Group, Inc., a Delaware corporation (the “Company”), pursuant to authority granted to it by the certificate of incorporation of the Company, has previously fixed the rights, preferences, restrictions and other matters relating to a series of the Company’s preferred stock, consisting of 2,397,060 authorized shares of preferred stock, classified as Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on November 13, 2018 (and subsequently amended on July 8, 2019) evidencing such terms;

WHEREAS, the Board of Directors has duly adopted resolutions proposing to adopt this Amendment and declaring this Amendment to be advisable and in the best interest of the Company and its stockholders; and

WHEREAS, the requisite stockholders of the Company have duly approved this Amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

NOW, THEREFORE, this Amendment has been duly adopted in accordance with Section 242 of the DGCL and has been executed by a duly authorized officer of the Company as of the date first set forth above to amend the terms of the Certificate of Designation as follows:

1. Capitalized Terms. Unless otherwise specified in this Amendment, all terms herein shall have the same meanings ascribed to them in the Certificate of Designation.

2. Amendment to Section 8. Section 8 of the Certificate of Designation is hereby amended to add a new Section 8.1.3 as follows:

8.1.3. Voluntary Adjustment. The Board of Directors may, in its sole discretion, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors. Notwithstanding anything herein to the contrary, this Section 8.1.3 shall not apply until receipt of the approval of the Company’s stockholders pursuant to Nasdaq Listing Rule 5635(d) unless the Company is not then subject to Nasdaq Listing Rule 5635(d).

This Certificate of Amendment shall be effective on [    ] at [    ], Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [    ] day of  [    ].

XPRESSPA GROUP, INC.

By:
Name:	Douglas Satzman
Title:	Chief Executive Officer

B-1

APPENDIX C

FORM OF CERTIFICATE OF AMENDMENT TO EFFECT REVERSE STOCK SPLIT

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, XpresSpa Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.       The name of the Corporation is XpresSpa Group, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 9, 2006, under the name of Vringo, Inc. The name of the Corporation was changed to FORM Holdings Corp. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on May 6, 2016. The name of the Corporation was changed to XpresSpa Group, Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on January 5, 2018.

2.       The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Sections (3) and (4) of Article Fourth are hereby amended and restated in their entirety as follows:

“(3) Upon effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each [    ] shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the reclassification shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of our Common Stock multiplied by the closing trading price of our Common Stock on the trading day immediately following the effective date of the reverse stock split. Notwithstanding the foregoing, the Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the reverse stock split or cash in lieu of fractional shares, if any, unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(4)       Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a cash payment in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a cash payment in lieu of a fractional share of Common Stock).”

This Certificate of Amendment shall be effective on [    ] at [    ], Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [    ] day of  [    ].

XPRESSPA GROUP, INC.

By:
Name:	Douglas Satzman
Title:	Chief Executive Officer

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